UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005
PROXYMED, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-22052	65-0202059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of Principal Executive Offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements; Exhibits
SIGNATURES
Exhibit Index
EX-99.1 PRESS RELEASE DATED AUGUST 15, 2005
EX-99.2 PRESS RELEASE DATED AUGUST 18, 2005

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)     Gregory J. Eisenhauer will resign as Chief Financial Officer of ProxyMed, Inc. (the “Company”) and all other officer and director positions held by him with the Company and its subsidiaries, effective August 19, 2005. Mr. Douglas O’Dowd, ProxyMed’s Vice-President and Corporate Controller has been appointed Interim Chief Financial Officer to replace Mr. Eisenhauer. A copy of the Company’s press release, dated August 15, 2005, is attached hereto as Exhibit 99.1.
In connection with an internal reorganization, John Paul Guinan, Executive Vice President and Chief Technology Officer, has been terminated effective September 16, 2005. The Company has no plans at this time to appoint a successor. Jeffrey M. Markle, Senior Vice President, Cost Containment Services, has been terminated effective August 16, 2005. The Company has no plans at this time to appoint a successor. A copy of the Company’s press release, dated August 18, 2005, is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements; Exhibits
(c)     Exhibits

Exhibit
99.1	Press Release dated August 15, 2005

99.2	Press Release dated August 18, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXYMED, INC.
	By:	/s/ John G. Lettko
		Name:	John G. Lettko
Dated: August 18, 2005		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 15, 2005.

99.2	Press Release dated August 18, 2005